As filed with the Securities and Exchange Commission on January 12, 2000
                                              Registration No. 333-______


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                          ____________________

                                FORM S-8


                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                          ____________________

                     CONNECTICUT WATER SERVICE, INC.
         (Exact name of registrant as specified in its charter)


     Connecticut                             06-0739839
     (State or other jurisdiction of              I.R.S. Employer
     incorporation or organization)          Identification No.)

                           93 West Main Street
                       Clinton, Connecticut  06413
          (Address of principal executive offices)  (Zip Code)
                           ___________________


                     CONNECTICUT WATER SERVICE, INC.
                        PERFORMANCE STOCK PROGRAM
                        (Full title of the plan)

                          ____________________

                             David C. Benoit
                 Vice President - Finance and Accounting
                     Connecticut Water Service, Inc.
                           93 West Main Street
                       Clinton, Connecticut  06413
                 (Name and address of agent for service)

                             (860) 669-8636
      (Telephone number, including area code, of agent for service)
                        _________________________

                     CALCULATION OF REGISTRATION FEE

Title of   Amount to  Proposed maximum offering   Proposed   Amount of
securities be         price per share (2)         maximum    registration
to be      registered                             aggregate  fee
registered                                        offering
                                                  price (2)
Common     250,000    $30.875                     $7,718,750 $2,145.82
Stock,     shares(3)
without
par
value(1)

 (1) This Registration Statement also pertains to Preference Share Purchase Rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.
 (2) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock and Rights as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
 (3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

                                 PART II
           Information Required in the Registration Statement

     This Registration Statement relates to 250,000 additional shares of common stock, without par value, of Connecticut Water Service, Inc. (the "Company") to be issued pursuant to awards and options granted under the Connecticut Water Service, Inc. Performance Stock Program to eligible employees of the Company or its subsidiaries, including certain employees who are Directors of the Company. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8,
File No. 33-49058, filed by the Company, are hereby incorporated herein by reference and made a part hereof, except to the extent that such contents are modified or superseded hereby.

Item 3.  Incorporation of Documents By Reference.

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above;

     (d) The description of the Company's Common Stock which is contained in its registration statement filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description; and

     (e) The description of the Company's Preference Share Purchase rights contained in the Registration Statement on Form 8-A filed by the Company to register its Preference Share Purchase Rights pursuant to Section 12(g) of the 1934 Act, including any amendments or reports filed for purposes of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Certain information contained in this Registration Statement summarizes, is based upon, or refers to, information contained in one or more exhibits to this Registration Statement. Accordingly, the information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

Item 4. Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the securities registered hereby is being passed upon for the Company by Day, Berry & Howard LLP, CityPlace, Hartford, Connecticut 06103-3499. Michael F. Halloran, a partner in the law firm of Day, Berry & Howard LLP, is Assistant Secretary of the Company.

Item. 6.  Indemnification of Directors and Officers

     Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall, to the extent permitted by law, indemnify its Directors from and against any and all liabilities, expenses and other matters referred to in or covered by the Connecticut Business Corporation Act (the "CBCA"). In addition, the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify each officer of the Company who is not a director, or who is a director but is made a party to a proceeding in his or her capacity solely as an officer, to the same extent as the Company is permitted to provide the same to a director.

     Section 33-771 of the CBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is a director of the corporation against liability incurred in the proceeding if such individual acted in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation, and, in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation. For indemnification in the case of any criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful.

     The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA. Unless ordered by a court, a corporation may not indemnify a director under Section 33-771 of the CBCA in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771 of the CBCA, or in connection with any proceeding with respect to conduct for which the director was found liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

     Section 33-772 of the CBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the corporation against reasonable expenses incurred in connection with the proceeding.

     Section 33-773 of the CBCA provides that a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, and the Company's Amended and Restated Certificate of Incorporation does so provide. The director is required to deliver to the corporation a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 33-771 of the CBCA, or that the proceeding involves conduct for which liability has been limited under a provision of the corporation's certificate of incorporation, together with a written undertaking to repay any funds advanced if such director is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct.

     Article Six of the Amended and Restated Certificate of Incorporation, as amended, of the Company includes provisions which have the purpose of limiting the personal liability of the Company's Directors to the Company or its shareholders of monetary damages for breach of duty as a Director to the full extent permissible under Connecticut law. Such monetary damages are limited to the amount of compensation received by the Director for serving the Company during the year of the alleged breach of the Director's duties. The limitation does not apply, however, where the breach (i) involved a knowing and culpable violation of law by the Director; (ii) enabled a Director or an "associate" (generally a related corporation or trust or a relative) to receive an improper personal economic gain; (iii) showed a lack of good faith and a conscious disregard for the Director's duty to the Company under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company; (iv) constituted a sustained and unexcused pattern of inattention that amounted to the abdication of the Director's duty to the Company; or (v) create liability under Section 33-757 of the CBCA.

     The Company has purchased an insurance policy covering the possible liability of its officers and employees, as well as Directors and former Directors for any losses or liability they might incur in their positions as administrators of the Connecticut Water Company Employees' Retirement Plan and Trust. The policy has an aggregate annual liability limit of $2,000,000.

     The Company also maintains directors and officers liability insurance.

Item 7.

     Not applicable.

Item 8.  Exhibits

Exhibit No.                   Description

4.1 Certificate of Incorporation of Connecticut Water Service, Inc., as amended and restated as of April, 1998 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

4.2  Bylaws, as amended, of Connecticut Water Service, Inc.

4.3 Connecticut Water Service, Inc. Amended and Restated Performance Stock Program (incorporated by reference to Exhibit A to the Company's Proxy Statemend dated March 17, 1999 for the Annual Meeting of Shareholders held on April 23, 1999).

4.4 Rights Agreement, dated as of August 12, 1998, between Connecticut Water Service, Inc. and State Street Bank and Trust Company, which includes the form of the Certificate of Amendment of Certificate of Incorporation with respect to Series A Junior Participating Preference Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preference Stock as Exhibit C (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on September 25, 1998).

5    Opinion of Day, Berry & Howard LLP.

23.1 Consent of Day, Berry & Howard LLP (included in the opinion filed as
     Exhibit 5).

23.2 Consent of Arthur Andersen LLP.

24   Power of Attorney (See Page II-1).



Item 9. Undertakings

A.   Undertaking to Update Annually.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;)

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 B. Undertaking With Respect to Incorporating Subsequent Exchange Act Documents By Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 C. Undertaking With Respect to Indemnification of Directors, Officers or Controlling Persons.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on January 12, 2000.



                                CONNECTICUT WATER SERVICE, INC.




                                By:    /s/Marshall T. Chiaraluce
                                Name:  Marshall T. Chiaraluce
                                Title:   Chairman, President and
                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Marshall T. Chiaraluce, David
C. Benoit, Michele G. DiAcri and Michael F. Halloran, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.


SIGNATURE                 TITLE                                      DATE

/s/Marshall T. Chiaraluce Chairman, President and Chief Executive    January 12, 2000
Marshall T. Chiaraluce    Officer (Principal Executive Officer)


/s/David C. Benoit        Vice President - Finance and Accounting;   January 12, 2000
David C. Benoit           Treasurer (Chief Financial and Accounting
                          Officer

/s/Harold E. Bigler, Jr.  Director                                   January 12, 2000
Harold E. Bigler, Jr.

/s/Ronald D. Lengyel      Director                                   January 12, 2000
Ronald D. Lengyel

/s/Marcia L. Hincks       Director                                   January 12, 2000
Marcia L. Hincks

/s/Rudolph Luginbuhl      Director                                   January 12, 2000
Rudolph Luginbuhl

/s/Harvey G. Moger        Director                                   January 12, 2000
Harvey G. Moger

/s/Robert F. Neal         Director                                   January 12, 2000
Robert F. Neal

/s/Donald B. Wilbur       Director                                   January 12, 2000
Donald B. Wilbur

/s/Arthur C. Reeds        Director                                   January 12, 2000
Arthur C. Reeds
